                                                                   Exhibit 10.13

                          MUTUAL SEPARATION AND RELEASE

         This Mutual Separation and Release ("Agreement") is by and among Gordon Quick and HighwayMaster Corporation, its employees, officers, directors, agents, predecessors, successors, parents, subsidiaries, affiliates, and all related entities including HighwayMaster Communications, Inc. (individually and collectively referred to as "HighwayMaster"). The parties agree as follows:

1. In accordance with the HighwayMaster's regular payroll practices, HighwayMaster shall pay Mr. Quick $30,502.10 per month for the period from the date of this Agreement through January 15, 1999, and $33,552.30 per month for the period from January 16, 1999 through April 30, 1999. On May 1, 1999, HighwayMaster shall pay Mr. Quick a cash payment of $434,797, plus $14,193 if Mr. Quick shall have provided at least 80 hours of service to HighwayMaster during the period from January 1, 1999 through January 31, 1999, plus $26,296 if Mr. Quick shall have provided at least 80 hours of service to HighwayMaster during the period from February 1, 1999 through February 28, 1999, plus $13,000 if Mr. Quick shall have worked at least 80 hours of service to HighwayMaster during the period from March 1, 1999 through March 31, 1999, plus $6,200 if Mr. Quick shall have worked at least 80 hours of service to HighwayMaster during the period from April 1, 1999 through April 30, 1999, less withholding and other deductions as required by law.

2. Except as specified in this Agreement and company policy, all other fringe benefits and perquisites related to Mr. Quick's employment will end as of April 30, 1999, which is the day his employment ends. HighwayMaster and Mr. Quick acknowledge that Mr. Quick has received concurrently with, or prior to, the execution of this Agreement, all amounts payable by HighwayMaster for reimbursement of expense to the date of this Agreement, all amounts payable by HighwayMaster for reimbursement of expense to the date of this Agreement, unused vacation days less any required withholding and other appropriate deductions (totaling 40 hours of accrued vacation), and any other amounts payable or reimbursements due to Mr. Quick by HighwayMaster for any reason to the date of this Agreement.

3. HighwayMaster and Mr. Quick acknowledge the sufficiency of the consideration exchanged hereunder in connection with each of their promises herein.

4. Commencing from the date of this Agreement until April 30, 1999, Mr. Quick will have the duties and responsibilities of chief Operating Officer of HighwayMaster as determined by the Chief Executive Officer of HighwayMaster, but in no event shall such duties and responsibilities obligate Mr. Quick to perform services for HighwayMaster in excess of 80 hours in each of January 1999 and February 1999. The parties understand and agree that Mr.

         Quick may seek and secure alternative employment at any time during this period and that to the extent Mr. Quick does not provide at least 80 hours of service in each of January 1999 and February 1999, HighwayMaster's only recourse is that it should not be obligated to make the additional incremental payments of $14,193.00, $26,296.00, $13,000.00 and $6,200.00 as specified in Section 1 hereof. Mr. Quick agrees that he will relinquish the title and role of Chief Operating Officer of HighwayMaster Corporation and HighwayMaster Communications, Inc. effective on April 30, 1999.

5. After termination of his employment, Mr. Quick agrees to provide HighwayMaster an additional 40 hours for litigation consultation as reasonably requested upon reasonable notice by HighwayMaster after April 30, 1999. If HighwayMaster requests Mr. Quick to engage in travel in connection with providing such services, HighwayMaster will reimburse Mr. Quick's reasonable travel and lodging expenses in accordance with its standard travel reimbursement policies.

6. Mr. Quick understands and agrees that all of the options issued to him pursuant to the Option Agreement executed between himself and HighwayMaster Communications, Inc. dated as of June 13, 1994 (the "Option Agreement") will lapse and expire on June 30, 1999.

7. In exchange for the promises in this Agreement, Mr. Quick on behalf of his heirs and assigns as well as himself, releases and discharges HighwayMaster from all of its duties, responsibilities and obligations of any kind under that certain Employment Agreement between Mr. Quick and HighwayMaster, dated as of November 23, 1994 (the "Employment Agreement"). HighwayMaster releases and discharges Mr. Quick from his duties, responsibilities and obligations of any kind under the Employment Agreement, except for the ongoing, prospective duties set forth in Section 5 of the Employment Agreement which are reconfirmed by this Agreement in return for the consideration set forth herein.

         HighwayMaster releases and discharges Mr. Quick from any and all claims, demands, losses, liabilities and causes of action arising or accruing concurrent with or prior to the date of execution of this Agreement, for or because of anything done or omitted by Mr. Quick. This release includes but is not limited to claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e (relating to employment discrimination), the Civil Rights Act of 1991, P.L. 102-166, the Texas Human Relations Act, Tex. Rev. Viv. Stat. Art 5221k or similar statues from other applicable states, the Age Discrimination in Employment Act, 29 U.S.C. Section 621, and under any other state or federal statute or regulation, any claims for breach of contract, tort, and personal injury of any sort, including but not limited to those arising out of or relating in any way to Mr. Quick's employment by, association with and termination of employment from HighwayMaster. This release covers claims both that HighwayMaster knows about and those that it may not know about. Further, by accepting the benefits described above, HighwayMaster agrees not to sue Mr. Quick with respect to any claims that are released in this paragraph.

         Mr. Quick releases and discharges HighwayMaster from any and all claims, demands, losses, liabilities and causes of action arising or accruing concurrent with or prior to the date of execution of this Agreement, for or because of anything done or omitted by HighwayMaster.

         This release includes but is not limited to claims arising under Title VII of the Civil Rights Act of 1964, 42, U.S.C. Section 2000e (relating to employment discriminations) the Civil Rights Act of 1991, P.L. 102-166, the Texas Human Relations Act, Tex. Rev. Civ. Stat. Art. 5221k or similar statutes from other applicable states, the Age Discrimination in Employment Act, 29 U.S.C. Section 621, and under any other state or federal statute or regulation, any claims for breach of contract, tort, and personal injury of any sort, including but not limited to those arising our of or relating in any way to Mr. Quick's employment by, association with and termination of employment from HighwayMaster. This release covers claims both that Mr. Quick knows about and those that he may not know about. Further, by accepting the benefits described above, Mr. Quick agrees not to sue HighwayMaster, or the related persons and entities described, with respect to any claims that are released in this paragraph

8. Mr. Quick agrees that he will not at any time prior to May 1, 2000 solicit for employment, hire under his direct or indirect managerial control, or encourage or refer any other party to solicit or hire for employment, any employee of HighwayMaster.

9. By making this Agreement, HighwayMaster and Mr. Quick are not admitting that they have done anything wrong. HighwayMaster and Mr. Quick agree that this Agreement is inadmissible as evidence in any proceeding, legal or otherwise, except to the extent necessary to enforce its provisions.

         Mr. Quick will make no negative or disparaging statement, wither orally or in writing, about HighwayMaster or any of their directors, officers, shareholders, or affiliates. HighwayMaster and its management will make no negative or disparaging statement, either orally or in writing, about Mr. Quick.

10. Mr. Quick acknowledges that he has been advised of his rights to consult his own attorney prior to signing this Agreement. Mr. Quick understands that whether or not to do so is Mr. Quick's decision. Mr. Quick agrees, however, that HighwayMaster shall not be required to pay any of his attorney's fees or costs, now or later, in this or any related matter or lawsuit, except to the extent of $1,500 in connection with the preparation and negotiation of this Agreement which shall be payable with five (5) days of receipt of any attorney's invoice therefor, and provided, further, that any attorney's fees to which Mr. Quick is otherwise legally entitled for the enforcement of this Agreement or for which the Company is legally required to pay under its Bylaws or insurance policies are not waived by this Section 10 of this Agreement.

11. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter herein, and supersedes and replaces any and all prior agreements and understandings, whether oral or written, with respect to such matters. Any representation or statement not expressly contained in this Agreement will not be binding upon either party. No amendment, interpretation or waiver of any of the provisions of this Agreement shall be effective unless made in writing and signed by the parties hereto. If any portion of this Agreement is found to be unenforceable, then both Mr. Quick and HighwayMaster desire that all other portions that can be separated from it or appropriately limited in scope will remain fully valid and enforceable. Each party also agrees that, without receiving further consideration, it will sign and deliver such documents and do anything else that is reasonably necessary in the future to make the provisions of this Agreement effective.

12. This Agreement is to be executed, delivered, and performed in Dallas, Texas. This Agreement shall be construed in accordance with the laws of the State of Texas. In the event any dispute or controversy arises regarding the terms, enforceability, subject matter, or any other controversy arises out of or is related to this Agreement, the parties agree that such dispute or controversy shall be submitted exclusively to binding arbitration pursuant to the rules and regulations of the American Arbitration Association (the "AAA"). The parties agree that should arbitration become necessary, they will utilize and comply with all available rules of the AAA for expediting such arbitration. The site of such arbitration will be in Dallas County, Texas and will commence no later than 30 days after any party files for arbitration.

13. MR. QUICK ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND HAVE IT EXPLAINED TO HIM AND THAT HE UNDERSTANDS THAT THE AGREEMENT WILL HAVE THE EFFECT OF WAIVING ANY ACTION HE MIGHT PURSUE, INCLUDING BREACH OF CONTRACT, PERSONAL INJURY, DISCRIMINATION ON THE BASIS OF RACE, AGE, SEX NATIONAL ORIGIN, OR DISABILITY AND ANY OTHER CLAIMS ARISING PRIOR TO THE EFFECTIVE DATE OF THE AGREEMENT. Mr. Quick represents that he has not been induced to execute this Agreement by any statement, act or representation of any kind or character on the part of anyone, except as may be contained in this Agreement.

         ACCEPTED AND AGREED TO:


         /s/ GORDON QUICK                               DATE:    12/21/98
         -----------------------------                       ----------------
         GORDON QUICK


         HIGHWAYMASTER CORPORATION


         BY:  /s/ JANA BELL                             DATE:    12/22/98
            --------------------------                       ----------------
         NAME:    Jana Bell
              ------------------------
         TITLE:   President and CEO
               -----------------------


         HIGHWAYMASTER COMMUNICATIONS, INC.

         BY:  /s/ JANA BELL                             DATE:    12/22/98
            --------------------------                       ----------------
         NAME:    Jana Bell
              ------------------------
         TITLE:   President and CEO
               -----------------------